UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2010

Kellogg Company

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of principal executive offices, including zip code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2010, Kellogg Company (“Kellogg” or the “Company”) announced that David Mackay, age 55, will retire as Kellogg’s President, Chief Executive Officer and member of the Board of Directors effective January 1, 2011 (the last day of the Company’s 2010 fiscal year). Kellogg’s Board of Directors has elected John Bryant, age 45, as President and Chief Executive Officer, effective January 2, 2011. Mr. Mackay will work with Mr. Bryant through March 31, 2011, to help ensure a smooth transition.

In connection with this announcement, the independent members of the Company’s Board determined that effective January 2, 2011, Mr. Bryant will receive a new annual base salary of $1,000,000. Mr. Bryant will also participate in the Kellogg Company 2011 Annual Incentive Plan (“AIP”), with a target award of 135%. Mr. Bryant will continue to participate in the Company’s long-term incentive program (“LTIP”), and his 2011 LTIP target award will be established by the independent members of the Company’s Board at approximately $5.2 million.

In addition, commencing January 2, 2011, Mr. Mackay will be paid at a rate equal to $50,000 per month through March 31, 2011. He will not participate in any future bonus plans, receive any additional long term incentives, or be eligible to participate in the Company’s change of control or severance policies. A copy of the letter agreement between Mr. Mackay and Kellogg is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the foregoing summary of its terms and conditions is qualified in its entirety by reference thereto.

Mr. Bryant joined Kellogg in March 1998, working in support of the global strategic planning process. He was appointed Senior Vice President and Chief Financial Officer, Kellogg USA, in August 2000, was appointed as Kellogg’s Chief Financial Officer in February 2002 and was appointed Executive Vice President later in 2002. He also assumed responsibility for the Natural and Frozen Foods Division, Kellogg USA, in September 2003. He was appointed Executive Vice President and President, Kellogg International in June 2004 and was appointed Executive Vice President and Chief Financial Officer, Kellogg Company, President, Kellogg International in December 2006. In July 2007, Mr. Bryant was appointed Executive Vice President and Chief Financial Officer, Kellogg Company, President, Kellogg North America and in August 2008, he was appointed Executive Vice President, Chief Operating Officer and Chief Financial Officer. Mr. Bryant served as Chief Financial Officer through December 2009. He has been a director of the Company since July 2010.

Item 7.01. Regulation FD Disclosure.

On December 6, 2010, Kellogg issued a press release announcing the foregoing and reaffirming its 2010 and 2011 guidance. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Letter Agreement, dated December 3, 2010, between David Mackay and Kellogg Company
Exhibit 99.1	Press Release dated December 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: December 6, 2010	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
Title: Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit 10.1	Letter Agreement, dated December 3, 2010, between David Mackay and Kellogg Company
Exhibit 99.1	Press Release dated December 6, 2010